Scudder Institutional Funds N-SAR

Item 77C(a), (b) and (c): Registrant incorporates by reference Registrant's Proxy Statement dated February, 2003 filed on February 26, 2003
(Accession No.0000927016-03-000887) for Equity 500 Index Fund
Premier.

Item 77C(c): Registrant incorporates by reference Registrant's Semi-
Annual Report for Equity 500 Index Fund Premier as of June 30, 2003 filed on August 29, 2003 (Accession No. 0000088053-03-000770), which details the matters proposed to shareholders and the shareholder votes cast.